Exhibit 10.1

SPONSOR LETTER AGREEMENT

This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of April [•], 2021, is made by and among Consonance-HFW Acquisition Corp., a Cayman Islands exempted company (“CHFW”), Consonance Life Sciences, a Cayman Islands exempted company (the “Sponsor”), the other holders of CHFW Class B ordinary shares set forth on the signature page hereto (the “Founders”, and together with the Sponsor, collectively, the “CHFW Shareholders”), and Surrozen, Inc., a Delaware corporation (the “Company”). CHFW, the CHFW Shareholders and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used herein and not otherwise defined will have the meaning given such terms in the Business Combination Agreement (as defined below).

WHEREAS, CHFW, the Company and certain other persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”) providing for the merger of a subsidiary of CHFW with and into the Company, with the Company surviving as the surviving corporation in such merger (the “Merger”);

WHEREAS, as of the date hereof and in any event prior to the Merger and the Closing, the Sponsor has agreed to forfeit 759,000 CHFW Class B Shares (the “Forfeited Shares”) so that immediately prior to the Effective Time and the Closing, the Sponsor shall be the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 1,451,000 CHFW Class B Shares, 434,000 CHFW Class A Shares and 144,667 IPO Warrants in the aggregate;

WHEREAS, (i) the Sponsor is the record and beneficial owner of the number of CHFW Class A Shares and CHFW Class B Shares as set forth on Schedule I hereto and (ii) each Founder is the record and beneficial owner of the number of CHFW Class B Shares, as set forth on Schedule I hereto (in each case, together with any other Equity Securities of CHFW that such CHFW Shareholder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership after the date hereof, collectively, the “Subject CHFW Equity Securities”); and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, (a) the CHFW Shareholders will vote in favor of approval of the Business Combination Agreement and the transactions contemplated thereby (including the Domestication and the Merger) and (b) the CHFW Shareholders will agree to waive any adjustment to the conversion ratio set forth in the Governing Documents of CHFW or any other anti-dilution or similar protection with respect to all of the CHFW Class B Shares related to the transactions contemplated by the Business Combination Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. Each CHFW Shareholder hereby agrees to (i) appear (in person or by proxy) at any meeting of the shareholders of CHFW and (ii) vote (in person or by proxy) at any such meeting, and in any action by written resolution of the shareholders of CHFW, all of such CHFW Shareholder’s Subject CHFW Equity Securities in favor of (A) each of the Transaction Proposals to be submitted to the holders of CHFW ordinary shares in connection with the Merger and the other transactions contemplated by the Business Combination Agreement and (B) such other resolutions upon which a consent or other approval is required under CHFW’s amended and restated memorandum and articles of association, law, securities exchange or otherwise is sought with respect to effecting the Business Combination Agreement and the Merger, and (ii) vote (in person or by proxy) against any merger, purchase of all or substantially all of a third party (other than the Merger) or all of the assets of a third party or other business combination transaction with a third party (other than the Business Combination Agreement and the Merger) (a “Competing Transaction”) or any proposal relating to a Competing Transaction and against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or any Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of CHFW or Perseverance Merger Sub Inc. under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VI of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, CHFW (other than the Transaction Proposals).

Each CHFW Shareholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

2. Waiver of Anti-dilution Protection. Each CHFW Shareholder hereby (a) waives, subject to, and conditioned upon, the occurrence of the Closing (for himself, herself or itself and for his, her or its, successors, heirs and assigns), to the fullest extent permitted by law and the Amended and Restated Memorandum and Articles of Association of CHFW, and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the CHFW Class B Shares held by him, her or it convert into CHFW Class A Shares in connection with the transactions contemplated by the Business Combination Agreement.

3. Forfeiture. The Sponsor agrees that, in connection with the Business Combination Agreement and the transactions contemplated thereby, the Forfeited Shares are hereby forfeited as of immediately prior to the Effective Time, such shares shall no longer be outstanding, and the Sponsor shall have no further rights with respect to the Forfeited Shares.

4. Transfer of Shares. Each CHFW Shareholder hereby agrees that he, she or it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of its Subject CHFW Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of her, his or its Subject CHFW Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject CHFW

Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of his, her or its Subject CHFW Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of his, her or its Subject CHFW Equity Securities even if such Subject CHFW Equity Securities would be disposed of by a person other than the CHFW Shareholder or (v) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder.

5. Further Assurances. Each CHFW Shareholder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein.

6. No Inconsistent Agreement. Each CHFW Shareholder hereby represents and covenants that such CHFW Shareholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such CHFW Shareholder’s obligations hereunder

7. CHFW Shareholder Representations and Warranties. The CHFW Shareholder represents and warrants to CHFW and the Company as follows:

a. The CHFW Shareholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

b. The CHFW Shareholder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the CHFW Shareholder. This Agreement has been duly and validly executed and delivered by the CHFW Shareholder and constitutes a valid, legal and binding agreement of the CHFW Shareholder (assuming that this Agreement is duly authorized, executed and delivered by CHFW and the Company), enforceable against the CHFW Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

c. The execution and delivery of this Agreement by such CHFW Shareholder, does not, and the performance by such CHFW Shareholder of his, her or its obligations hereunder will not, (i) if such CHFW Shareholder is not an individual, conflict with or result in a violation of the organizational documents of such CHFW Shareholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any

Person (including under any Contract binding upon such CHFW Shareholder or such CHFW Shareholder’s Subject CHFW Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such CHFW Shareholder of its, his or her obligations under this Agreement.

d. There are no proceedings pending against such CHFW Shareholder, or to the knowledge of such CHFW Shareholder threatened against such CHFW Shareholder, before (or, in the case of threatened proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such CHFW Shareholder of its, his or her obligations under this Agreement.

e. Except as described on Section 4.4 of the CHFW Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by such CHFW Shareholder, for which CHFW or any of its Affiliates may become liable.

Such CHFW Shareholder understands and acknowledges that each of CHFW and the Company is entering into the Business Combination Agreement in reliance upon such CHFW Shareholder’s execution and delivery of this Agreement.

8. Other Covenants. Each CHFW Shareholder hereby agrees to be bound by and subject to (i) Sections 5.3(a) (Confidentiality) and 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such CHFW Shareholder is directly a party thereto, and (ii) Section 5.6(b) (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to CHFW as if such CHFW Shareholder is directly party thereto.

9. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the effective time of the Merger; and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to this Section 9 shall not affect any liability on the part of any Party for a willful breach of any covenant or agreement set forth in this Agreement prior to such termination.

10. No Recourse. Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Company Non-Party Affiliate or any CHFW Non-Party Affiliate

(other than the CHFW Shareholders named as parties hereto, on the terms and subject to the conditions set forth herein), and (b) none of the Company Non-Party Affiliates or the CHFW Non-Party Affiliates (other than the CHFW Shareholders named as parties hereto, on the terms and subject to the conditions set forth herein) shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

11. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) each CHFW Shareholder makes no agreement or understanding herein in any capacity other than in such CHFW Shareholder’s capacity as a record holder and beneficial owner of the Subject CHFW Equity Securities, and not, in the case of each Other CHFW Shareholder in such Other CHFW Shareholder’s capacity as a director, officer or employee of any CHFW Party, and (b) nothing herein will be construed to limit or affect any action or inaction by each Other CHFW Shareholder or any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of any CHFW Party or as an officer, employee or fiduciary of any CHFW Party, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such CHFW Party.

12. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

13. Incorporation by Reference. Sections 8.1 (Non-Survival), 8.2 (Entire Agreement; Assignment), 8.3 (Amendment), 8.5 (Governing Law), 8.7 (Constructions; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial), 8.16 (Submission to Jurisdiction) and 8.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

14. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

CONSONANCE-HFW ACQUISITION CORP.

By:	/s/ Gad Soffer
Name: Gad Soffer
Title: Chief Executive Officer

SURROZEN, INC.

By:	/s/ Craig Parker
Name: Craig Parker
Title: Chief Executive Officer

CONSONANCE LIFE SCIENCES

By:	/s/ Mitchell Blutt
Name: Mitchell Blutt
Title: Manager

/s/ Christopher Haqq
Christopher Haqq

/s/ Jennifer Jarrett
Jennifer Jarrett

/s/ Donald Santel
Donald Santel

SCHEDULE I

Ownership